UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2020

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As reported under in a Form 8-K filed on April 27, 2020, on April 22, 2020, Kopin Corporation (the “Company”) received the proceeds from a loan in the amount of approximately $2.1 million (the “PPP Loan”) from Rockland Trust Company, as lender, pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

On May 18, 2020, the Company voluntarily terminated the PPP Loan and repaid the PPP Loan proceeds of $2.1 million. Although the Company believes, in good faith, it qualified for the PPP Loan under then-available regulations, the Company’s decision to terminate was based on additional recently-issued guidance from the Small Business Administration. There were no prepayment penalties in connection with the voluntary termination.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of the Company held on May 20, 2020 (the “Annual Meeting”), stockholders of the Company approved the Kopin Corporation 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP is a long-term incentive plan pursuant to which awards may be granted to employees, including executive officers, consultants, independent contractors and non-employee directors of the Company and its affiliates, including options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, and other awards. The 2020 EIP was adopted principally to serve as a successor plan to the Kopin Corporation 2010 Equity Incentive Plan. Unless terminated sooner by the Company’s Board of Directors (the “Board”) or extended with stockholder approval, the 2020 EIP will terminate on the day immediately preceding the tenth anniversary of the effective date of the 2020 EIP. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2020 EIP subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Board. The summary of the 2020 EIP is qualified in its entirety by reference to the full text of the 2020 EIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 20, 2020. The following matters were acted upon:

1. ELECTION OF DIRECTORS

John C.C. Fan, Scott Anchin, James K. Brewington, David E. Brook, Morton Collins, Chi Chia Hsieh and Richard H. Osgood were all elected to serve as directors of the Company each for a term expiring at the Company’s 2021 Annual Meeting and until their successors are duly elected and qualified. The results of the election of directors are below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John C.C. Fan	35,133,415	1,981,010	92,534	26,162,941
Scott Anchin	35,462,207	1,586,032	158,720	26,162,941
James K. Brewington	34,685,635	2,363,588	157,736	26,162,941
David E. Brook	33,311,884	3,736,618	158,457	26,162,941
Morton Collins	33,129,756	3,919,291	157,912	26,162,941
Chi Chia Hsieh	30,083,177	6,961,374	162,408	26,162,941
Richard H. Osgood	33,152,648	3,734,261	320,050	26,162,941

2. RATIFICATION OF THE COMPANY’S 2020 EQUITY INCENTIVE PLAN.

A proposal to approve the Company’s 2020 Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,212,145	10,352,213	642,601	26,162,941

3. RATIFICATION OF APPOINTMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

A proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the current fiscal year was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
58,662,060	3,181,708	1,526,132	0

3. AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.

An advisory vote to approve the compensation of the Company’s named executive officers was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,943,842	4,301,321	961,796	26,162,941

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Kopin Corporation 2020 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	May 20, 2020	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)